Exhibit 3.105

State of California Secretary of State Kevin Shelley	200330300009 FILED in the office of the Secretary of State of the State of California OCT 28 2003
CERTIFICATE OF LIMITED PARTNERSHIP
A $70.00 filing fee must accompany this form.	/s/ Kevin Shelley
IMPORTANT – Read instructions before completing this form	KEVIN SHELLEY, SECRETARY OF STATE
This Space For Filing Use Only

1.	Name of the limited partnership (end the name with the words “Limited Partnership” or the abbreviation “LP”) Parkview Limited Partnership

2.	Street address of principal executive office 10535 E. Stockton Boulevard, Suite K	City and state Elk Grove, California	Zip code 95624

3.	Street address of California office where records are kept 10535 E. Stockton Boulevard, Suite K	City Elk Grove	State CA	Zip code 95624

4.

Complete if limited partnership was formed prior to July 1, 1984 and is in existence on the date this certificate is executed
The original limited partnership certificate was recorded on                                                        with the recorder of                                  county.  File or recordation number

5.	Name the agent for service of process and check the appropriate provision below: CT Corporation System	, which is
☐ an individual residing in California Proceed to Item 6. ☒ a corporation which has filed a certificate pursuant to section 1505. Proceed to Item 7.

6.	If an individual, complete the California address of the agent for service of process:
Address:
City:	State: CA	Zip code:

7.	Names and addresses of all general partners: (Attach additional pages, if necessary)
A.	Name: Kimball Hill Homes California, Inc
Address: 10535 E. Stockton Boulevard, Suite K
City: Elk Grove	State: California	Zip code: 95624
B.	Name:
Address:
City:	State:	Zip code:

8.	Indiacte the number of general partners' signatures required for filing certificates of amendment, restatement, merger, dissolution, continuation and cancellation. 1

9.

Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate.

Other matters may include the purpose of business of the limited partnership (e.g., “Gambling Enterprise”).

10.	I declare that I am the person who executed this instrument, which execution is my act and deed.

/s/ David K. Hill	Chairman and CEO OF KIMBALL HILL HOMES CALIFORNIA, INC.
Signature of Authorized Person	Position or Title of Authorized Person

David K. Hill	October 24, 2003
Type or Print Name of Authorized Person	Date

Signature of Authorized Person	Position or Title of Authorized Person

Type or Print Name of Authorized Person	Date
LP-1 (REV. 07/2003)	Approved by Secretary of State

Form LLC-5.5 January 2000	Illinois Limited Liability Company Act Articles of Organization	LC0048593 This space for use by Secretary of State
Jesse White Secretary of State Department of Business Services Limited Liability Company Division Room 359, Howlett Building Springfield, IL 62756 http://www.sos.state.il.us	SUBMIT IN DUPLICATE	FILED MAY 24, 2002
Must be typewritten	JESSE WHITE SECRETARY OF STATE
This space for use by Secretary of State
Date 05-24-2002
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State.”	Assigned File # 0072120-4	PAID May 24 2002
Filing Fee $400.00
Approved: /s/ Illegible

1.	Limited Liability Company Name:	Kimball Hill Homes Dallas Investments, L.L.C.

(The LLC name must contain the words limited liability company, L.L.C. or LLC and cannot contain the terms corporation, corp., incorporated, Inc., ltd., co., limited partnership, or L.P.)
2.	If transacting business under an assumed name, complete and attach Form LLC-1.20.
3.	The address of its principal place of business: (Post office box alone and c/o are unacceptable.)
5999 New Wilke Road, Suite 504
Rolling Meadows, IL 60008	.
4.	The Articles of Organization are effective on: (Check one)
a)	☒	the filling date, or b)	another date later than but not more than 60 days subsequent the filing date:
(month, day, year)
5.	The registered agent’s name and registered office address is:

Registered agent:	CT Corporation System
First Name	Middle Initial	Last Name
Registered Office:	c/o CT Corporation System 208 South LaSalle Street
(P.O. Box and	Number	Street	Suite #
c/o are unacceptable)	Chicago, IL	60604	Cook
City	ZIP Code	County

6.	Purpose or purposes for which the LLC is organized: Include the business code # (IRS Form 1065). (If not sufficient space to cover this point, add one or more sheets of this size.)
“The transaction of any or all lawful business for which limited liability companies may be organized under this Act.”

Business Code 531390

7.	The latest date, if any, upon which the company is to dissolve Perpetual .
(month, day, year)
Any other events of dissolution enumerated on an attachment. (Optional)

LLC-4.5

LLC-5.5
8.	Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a)(8) included as attachment:
	If yes, state the provisions(s) from the ILLCA.	☐ Yes	☒ No

9.	a) Management is by manager(s):	☒ Yes	☐ No
If yes, list names and business addresses.

David K. Hill
5999 New Wilke Road
Suite 504
Rolling Meadows, IL 60008

	b) Management is vested in the member(s):	☐ Yes	☒ No
If yes, list names and addresses.

10.	I affirm, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.

Dated May 22 , 2002
	(Month/Day)	(Year)

	Signature(s) and Name(s) of Organizer(s)	Business Address(es)
1.	/s/ Brian A. Loftus	1.	5999 New Wilke Road, Suite 504
	Signature		Number	Street

	Brain A. Loftus, Sr. Vice President		Rolling Meadows
	(Type or print name and title)			City/Town

	Kimball Hill, Inc.		Illinois	60008
	(Name if a corporation or other entity)		State	ZIP Code

2.		2.
	Signature		Number	Street

	(Type or print name and title)			City/Town

	(Name if a corporation or other entity)		State	ZIP Code
3.		3.
	Signature		Number	Street

	(Type or print name and title)			City/Town

	(Name if a corporation or other entity)		State	ZIP Code

(Signatures must be in ink on an original document. Carbon coy, photocopy or rubber stamp signatures may only be used on conformed copies.)

LLC-4.5